UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 15, 2007, certain executive officers of our general partner, Enterprise Products GP, LLC, gave a presentation to investors and analysts at the Bear Stearns Fixed Income Conference regarding the businesses, growth strategies and financial performance of Enterprise Products Partners L.P. (“Enterprise Products Partners”). Enterprise Products Partners is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”) and crude oil. In addition, Enterprise Products Partners is an industry leader in the development of pipeline and other midstream energy assets in the continental United States and Gulf of Mexico.

A copy of the investor presentation (the “Presentation”) is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the Presentation by visiting Enterprise Products Partners’ website, www.epplp.com. The Presentation will be archived on its website for 90 days. The Presentation contains various forward-looking statements. For a general discussion of such statements, please refer to Slide 2 of the Presentation.

Unless the context requires otherwise, references to “we,” “our,” “Enterprise,” “EPD,” or “the Company” within the Presentation or this Current Report on Form 8-K shall mean Enterprise Products Partners and its consolidated subsidiaries, which includes Duncan Energy Partners L.P. (“DEP” or “Duncan Energy Partners”). The general partner of Duncan Energy Partners is owned by Enterprise Products Operating L.P., a wholly owned subsidiary of the Company.

References to “EPE” refer to Enterprise GP Holdings L.P. (“Enterprise GP Holdings”), which owns Enterprise Products GP, LLC. On May 7, 2007 Enterprise GP Holdings completed two separate transactions totaling approximately $2.8 billion. First, it purchased all of the member interests in Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P. (“TPP” or “TEPPCO”), and 4.4 million TPP common units from affiliates of privately held EPCO, Inc. (“EPCO”). In exchange, EPCO received approximately 14.2 million Class B units and 16.0 million Class C units of Enterprise GP Holdings having a combined market value of approximately $1.1 billion.

Second, Enterprise GP Holdings acquired approximately 39.0 million common units, or approximately 17.6 percent of the outstanding common units of Energy Transfer Equity, L.P. (“ETE” or “Energy Transfer Equity”), a publicly traded partnership that owns 100 percent of the general partner of Energy Transfer Partners, L.P. (“ETP”) and approximately 62.5 million common units of ETP. In addition, Enterprise GP Holdings purchased an approximate 34.9 percent, non-controlling interest in LE GP, LLC, the general partner of ETE. The total consideration paid to acquire these investments was approximately $1.65 billion.

References to “GTM” or “GulfTerra” mean Enterprise GTM Holdings L.P., the successor to GulfTerra Energy Partners, L.P. The phrases “merger with GTM” or “GTM Merger” refer to the merger of GulfTerra with a wholly owned subsidiary of Enterprise Products Partners on September 30, 2004 and the various transactions related thereto.

Enterprise GP Holdings and its general partner, the Company and its general partner, DEP and its general partner, and TEPPCO and its general partner are under common control of Dan L. Duncan, the chairman and controlling shareholder of EPCO. Mr. Duncan is the primary sponsor of the aforementioned entities.

Duncan Energy Partners owns equity interests in and operates certain of the midstream energy businesses of the Company. For financial reporting purposes, the Company consolidates the financial statements of Duncan Energy Partners with those of its own (using the Company’s historical carrying basis in such entities) and reflects Duncan Energy Partners’ operations in its business segments. The public owners of Duncan Energy Partners’ common units are presented as a noncontrolling interest in the Company’s consolidated financial statements.

The public owners of Duncan Energy Partners have no direct equity interests in the Company. The borrowings of Duncan Energy Partners are presented as part of the Company’s consolidated debt. For additional information regarding Duncan Energy Partners, including financial information of its predecessor, see Duncan

Energy Partners’ 2006 Form 10-K filed April 2, 2007 (File no. 1-33266). Duncan Energy Partners completed its initial public offering of common units on February 5, 2007.

Our Presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, EBITDA and Consolidated EBITDA. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

USE OF INDUSTRY TERMS AND OTHER ABBREVIATIONS IN PRESENTATION

As used within the Presentation, the following industry terms and other abbreviations have the following meanings:

/d	Per day
/yr	Per year
Bbl	Barrel
Bcf	Billion cubic feet
DCF	Distributable cash flow
DRP	Distribution reinvestment plan
DRIP	Distribution reinvestment plan
EBITDA	Earnings before interest, taxes, depreciation and amortization
EIA	Energy Information Administration
GP	General partner
HPG	Heritage Propane Management LLC
IDR	Incentive distribution rights
IPO	Initial public offering
KMR	Kinder Morgan Management LLC
LP	Limited partner
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBbls	Thousand barrels
MMBbls	Million barrels
MMBtu	Million British thermal units
MTBV	Mont Belvieu, Texas, an industry hub for NGLs
NYSE	New York Stock Exchange
P/L	Pipeline
S	South
S&P	Standard & Poor’s
VEH	Valero Energy Corp.
WPZ	Williams Partners LP

NON-GAAP FINANCIAL MEASURES

Gross Operating Margin

We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expense paid by EPCO for which we do not have any repayment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effects of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. Intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include equity earnings from unconsolidated affiliates in our measurement of segment gross operating margin and operating income. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of customers and/or suppliers. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk we assume versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations.

Reconciliations of our non-GAAP gross operating margin amounts to their respective GAAP operating income amounts are presented on Slide 29 in the Presentation.

Distributable Cash Flow

We define distributable cash flow as net income or loss plus: (i) depreciation, amortization and accretion expense; (ii) operating lease expense paid by EPCO for which we do not have any repayment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures; (v) the addition of losses or subtraction of gains relating to the sale of assets; (vi) cash proceeds from either the sale of assets or a return of investment from an unconsolidated affiliate; (vii) gains or losses on monetization of certain financial instruments recorded in accumulated other comprehensive income adjusted for non-cash amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM merger; (ix) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period; and (x) the addition of minority interest amounts related to the public unitholders of Duncan Energy Partners less cash distributions to such unitholders.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain (or sustain) existing operations but do not generate additional revenues. The sustaining capital expenditure amount used to determine distributable cash flow for a period includes accruals made at the end of each period for amounts not yet paid or invoiced.

Distributable cash flow is a significant liquidity metric used by senior management to compare the basic cash flows we generate to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure to our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain (or support an increase in) our quarterly cash distribution rate. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which in turn is based on the amount of cash distributions a partnership pays to a unitholder. The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

The Presentation includes estimates of the amount of distributable cash flow we reinvested in the Company since January 1, 1999. These estimates were calculated by summing the distributable cash flow amounts for the respective periods and deducting the cash distributions we paid to our limited and general partners with respect to such periods.

The following table presents (i) our calculation of the estimated reinvestment of distributable cash flow for each period since January 1, 1999 and (ii) a reconciliation of the underlying distributable cash flow amounts to their respective GAAP net cash flow provided by operating activities amounts for each period (dollars in thousands).

	For the Year Ended December 31,
	1999	2000	2001	2002	2003
Reconciliation of non-GAAP “distributable cash flow” to GAAP
“net cash flow provided by operating activities”
Net cash flow provided by operating activities	$ 177,953	$ 360,870	$ 283,328	$ 329,761	$ 424,705
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(2,440)	(3,548)	(5,994)	(7,201)	(20,313)
Proceeds from sale of assets	8	92	568	165	212
Minority interest in earnings not included in distributable cash flow	3	--	--	(1,968)	(2,967)
Minority interest in allocation of lease expense paid by EPCO, Inc.	108	107	105	92	90
Net effect of changes in operating accounts	(27,906)	(71,111)	37,143	(92,655)	(122,961)
Non-cash adjs. related to net effect of changes in certain reserves	--	--	(11,246)	--	--
Collection of notes receivable from unconsolidated affiliates	19,979	6,519	--	--	--
Distributable cash flow	167,705	292,929	303,904	228,194	278,766
Less amounts paid to partners with respect to such period	(116,315)	(145,437)	(176,003)	(240,125)	(330,723)
Estimate of reinvested distributable cash flow	$ 51,390	$ 147,492	$ 127,901	$ (11,931)	$ (51,957)

				Quarterly
	For the Year Ended December 31,			Period
	2004	2005	2006	1Q 2007
Net cash flow provided by operating activities	$ 391,541	$ 631,708	$ 1,175,069	$ 420,751
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(37,315)	(92,158)	(119,409)	(25,511)
Proceeds from sale of assets	6,882	44,746	3,927	91
Amortization of net gain from forward-starting interest rate swaps	(857)	(3,602)	(3,760)	(965)
Settlement of forward-starting interest rate swaps	19,405	--	--	--
Minority interest in earnings not included in distributable cash flow	(8,128)	(5,760)	(9,079)	(5,661)
Minority interest in cumulative effect of change in accounting principle	2,338	--	--	--
Net effect of changes in operating accounts	93,725	266,395	(83,418)	(168,903)
Return of investment in unconsolidated affiliate	--	47,500	--	--
GTM distributable cash flow for third quarter of 2004	68,402	--	--	--
El Paso transition support payments	4,500	17,250	14,250	3,000
Minority interest – DEP public unitholders	--	--	--	2,831
Distributions declared with respect to period – DEP public unitholders	--	--	--	(3,648)
Distributable cash flow	540,493	906,079	977,580	221,985
Less amounts paid to partners with respect to such period	(509,118)	(737,956)	(879,814)	(236,182)
Estimate of reinvested distributable cash flow	$ 31,375	$ 168,123	$ 97,766	$ (14,197)
Total reinvested distributable cash flow since January 1, 1999 (sum of periods)				$ 545,962

The following table presents, on a quarterly basis, (i) our calculation of the estimated reinvestment of distributable cash flow since the GTM Merger and (ii) a reconciliation of the underlying distributable cash flow amounts to their respective GAAP net cash flow provided by operating activities amounts for each period is as follows (dollars in thousand):

	For the Quarterly Period
	4Q 04	1Q 05	2Q 05	3Q 05	4Q 05
Reconciliation of non-GAAP “Distributable cash flow” to GAAP
“Net cash flow provided by (used in) operating activities”
Net cash flow provided by (used in) operating activities	$ 355,525	$ 164,246	$ (46,409)	$ 226,796	$ 287,075
Adjustments to reconcile distributable cash flow to net cash flow provided by (used in) operating activities (add or subtract as indicated):
Sustaining capital expenditures	(21,314)	(15,550)	(21,293)	(25,935)	(29,380)
Proceeds from sale of assets	6,772	42,158	109	953	1,526
Amortization of net gain from forward-starting interest rate swaps	(857)	(886)	(896)	(905)	(915)
Minority interest in total	(1,281)	(1,945)	(380)	(861)	(2,574)
Net effect of changes in operating accounts	(146,801)	58,920	237,353	17,929	(47,807)
Return of investment in unconsolidated affiliate	--	--	47,500	--	--
El Paso transition support payments	4,500	4,500	4,500	4,500	3,750
Distributable cash flow	196,544	251,443	220,484	222,477	211,675
Less amounts paid to partners with respect to such period	(162,687)	(176,066)	(181,624)	(187,106)	(193,160)
Estimate of reinvested distributable cash flow	$ 33,857	$ 75,377	$ 38,860	$ 35,371	$ 18,515

	For the Quarterly Period
	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Net cash flow provided by operating activities	$ 494,276	$ 77,049	$ 414,699	$ 189,045	$ 420,751
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated):
Sustaining capital expenditures	(30,010)	(34,521)	(30,743)	(24,135)	(25,511)
Proceeds from sale of assets	75	181	2,787	884	91
Amortization of net gain from forward-starting interest rate swaps	(925)	(935)	(945)	(955)	(965)
Minority interest in total	(2,198)	(538)	(1,940)	(4,403)	(5,661)
Net effect of changes in operating accounts	(247,084)	172,392	(85,157)	76,431	(168,903)
El Paso transition support payments	3,750	3,750	3,750	3,000	3,000
Minority interest - DEP public unitholders	--	--	--	--	2,831
Distributions declared with respect to period - DEP public unitholders	--	--	--	--	(3,648)
Distributable cash flow	217,884	217,378	302,451	239,867	221,985
Less amounts paid to partners with respect to such period	(206,580)	(214,790)	(226,908)	(231,536)	(236,182)
Estimate of reinvested distributable cash flow	$ 11,304	$ 2,588	$ 75,543	$ 8,331	$ (14,197)
Total reinvested distributable cash flow since GTM Merger (sum of periods)					$ 285,549

EBITDA

We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is commonly used as a supplemental financial measure by senior management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in the Presentation may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Consolidated EBITDA

The Presentation includes references to Consolidated EBITDA, which is a financial measure calculated by Enterprise Products Operating L.P. (our “Operating Partnership”) in accordance with the provisions of its multi-year revolving credit facility. Consolidated EBITDA is used by our lenders to evaluate the Operating Partnership’s compliance with certain financial covenants. We define Consolidated EBITDA as EBITDA (at the Operating Partnership level) plus distributions received from unconsolidated affiliates and operating lease expenses for which we do not have the payment obligation, less equity income from unconsolidated affiliates and adjustments related to Duncan Energy Partners. Slide 30 of the Presentation presents the Operating Partnership’s calculation of Consolidated EBITDA for each quarterly period presented along with a reconciliation to its closest GAAP counterpart, which is cash flow from operating activities.

The Presentation also includes references to credit leverage ratios that utilize Consolidated EBITDA. These credit ratios are used by certain of our lenders to evaluate our ability to support debt service. Accordingly, we define Adjusted Debt as the Operating Partnership’s consolidated indebtedness less principal amounts outstanding under Junior Notes A and Duncan Energy Partners’ credit facility. Slide 31 of the Presentation presents the Operating Partnership’s calculation of Consolidated EBITDA for the last twelve months ended March 31, 2007 along with a reconciliation to its closest GAAP counterpart, which is cash flow from operating activities. This slide also presents the Operating Partnership’s computation of Adjusted Debt and the Ratio of Adjusted Debt to Consolidated EBITDA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Enterprise Products Partners’ presentation at the Bear Stearns Fixed Income Conference, May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: May 15, 2007	By: ___/s/ Michael J. Knesek_______________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC